Exhibit 10.1

THIRD AMENDMENT TO FIRST AMENDED
AND RESTATED CREDIT AGREEMENT

                THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated effective as of April 15, 2009 (the “Third Amendment”), is made and entered into between and among ARENA RESOURCES, INC., a Nevada corporation (the “Borrower”), the Lenders signatory parties hereto (individually, a “Lender” and collectively, the “Lenders”) and MIDFIRST BANK, as Administrative Agent for the Lenders (the “Agent”).

                WITNESSETH:

                WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain First Amended and Restated Credit Agreement dated as of May 3, 2006, as amended by the First Amendment thereto dated as of June 5, 2007, and as further amended by the Second Amendment thereto dated as of July 1, 2008 (collectively, the “Existing Credit Agreement”), pursuant to which such Lenders signatory parties thereto severally established in favor of the Borrower a Revolving Credit Commitment (collectively, the “Aggregate Revolving Credit Commitments”) for the limited purpose(s) therein specified; and

                WHEREAS, the Borrower has requested that the Agent and the remaining Lenders listed on replacement Annex I hereto extend the Final Maturity Date of the Revolving Credit Commitments established by the Lenders on a several basis days until July 15, 2009;

                WHEREAS, the Agent and the Lenders are willing to so extend the Final Maturity Date from April 15, 2009, until July 15, 2009, in the reduced Aggregate Maximum Revolving Credit Commitment Amount of $75,000,000.00, subject to the modifications to the Existing Credit Agreement herein set forth and to the other terms, provisions conditions and limitations of the Existing Credit Agreement, as amended by this Third Amendment (collectively, the “Credit Agreement”)

                NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt of which is acknowledged by the parties hereto, the parties agree as follows:

                1.       Definitions.    The following definitions in the Existing Credit Agreement are amended to read in their entirety as follows:

                “Aggregate Maximum Revolving Credit Commitment Amounts” at any time shall equal the sum of the Maximum Revolving Credit Amounts of the Lenders, as the same may be reduced pursuant to Sections 2.03(b), 2.07(b) or 2.08, or increased pursuant to Section 2.03(d), but in no event in excess of $150,000,000.00. As of the Closing Date of this Third Amendment, the Aggregate Maximum Revolving Credit Commitment Amounts equal $75,000,000.00 and, subject to the provisions of Section 12.04, shall in no event exceed $150,000,000.00.

                “Applicable Revolving Credit Commitment Fee” shall mean the twelve and one half percentage point (0.125%) applicable Revolving Credit Commitment Fee on the aggregate amount of Revolving Credit Commitments set forth in replacement Annex I attached hereto.

                “Final Maturity Date” shall mean July 15, 2009.

                2.       Percentage Share/Types of Loans.    All references in the Credit Agreement to Annex I shall refer to the replacement Annex I attached to this Third Amendment, as hereafter modified or replaced from time to time. Each Lender’s Percentage Share and Maximum Revolving Credit Amount is specified on Annex I annexed to this Third Amendment.

                3.       Loan Facility Fees.    A non-refundable and fully earned loan facility fee of twelve and one-half basis points (0.125%) shall be payable at the closing of this Third Amendment on the Aggregate Maximum Revolving Credit Commitment Amount of $75,000,000.00) to the Lenders in accordance with each Lender’s applicable Percentage Share thereof as reflected on replacement Annex I attached hereto.

                4.       Extension of Final Maturity Date.    The Final Maturity Date of the Revolving Credit Commitments and the Notes, including any replacement promissory notes requested by one or more of the Lenders to be issued thereto effective as of even date with this Third Amendment, evidencing the outstanding principal balances owing thereunder to the Lenders from time to time shall be July 15, 2009 and each reference in the Existing Credit Agreement, the Notes or any of the other Loan Documents to “April 15, 2009” as the Final Maturity Date is deleted and replaced with “July 15, 2009".

                5.       Waiver of Borrowing Base Engineering Submissions and Redetermination for September 30, 2008/Borrowing Base.    The Agent and the Lenders waive Borrower’s obligation to submit internally prepared engineering data to the Agent by August 31, 2008, and the Borrower waives the obligation of the Agent and the Lenders to redetermine the Borrowing Base amount by the scheduled semi-annual redetermination date of September 30, 2008. Borrower, Agent and Lenders stipulate and acknowledge that the Borrowing Base is $75,000,000 until redetermined in accordance with the terms and provisions of the Credit Agreement. All references in the Existing Credit Agreement to a Borrowing Base of “$150,000,000.00” or otherwise are deleted and replaced with references to a Borrowing Base of “$75,000,000.00".

                6.       Ratification of Existing Credit Agreement.    The remaining terms, provisions and conditions set forth in the Existing Credit Agreement shall remain in full force and effect. The Borrower restates, confirms and ratifies the warranties, covenants and representations set forth therein and further represents to the Agent and the Lenders that, as of the date hereof, no Default or Event of Default exists under the Credit Agreement. The Borrower further confirms, grants and re-grants, pledges and re-pledges to the Agent for the benefit of the Lenders a continuing and continuous first priority mortgage lien against, security interest in and pledge of all of the items and types of Collateral more particularly described in Section 10.3 of the Existing Credit Agreement and in the Security Instruments.

                7.       Costs and Fees.    The Borrower agrees to pay to the Agent on demand all costs, fees and expenses (including without limitation reasonable attorneys fees and legal expenses) incurred or accrued by the Agent in connection with the preparation, execution, closing, delivery, and administration of the Credit Agreement (including this Third Amendment), and the other Loan Documents (including Security Instruments), or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof. In any action to enforce or construe the provisions of the Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and all costs and expenses related thereto.

                8.       JURY TRIAL WAIVER.    THE BORROWER FULLY, VOLUNTARILY AND EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE CREDIT AGREEMENT, THE MORTGAGE, THE SECURITY AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THE CREDIT AGREEMENT. THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered in multiple counterparts in Tulsa, Oklahoma, effective as of the day and year first above written.

ARENA RESOURCES, INC., a Nevada corporation

By	/s/ William R. Broaddrick
William R. Broaddrick, Vice President and Chief Financial Officer

“Borrower”

MIDFIRST BANK, as Administrative Agent and a Lender

By	/s/ Christopher J. Cardoni
Christopher J. Cardoni, Vice President

“Lender and Agent”

COMPASS BANK

By:	/s/ Murray E. Brasseux
Murray E. Brasseux Executive Vice President

“Lender”

CAPITAL ONE, N.A.

By:	/s/ Eric Broussard
Eric Broussard Senior Vice President

“Lender”

RATIFICATION BY GUARANTOR

                The undersigned, Arena Drilling Co., a Texas corporation (“Guarantor”), (i) ratifies, confirms and consents to the foregoing Third Amendment to First Amended and Restated Credit Agreement dated as of April 15, 2009 (“Third Amendment”), among the Arena Resources, Inc., as borrower (“Borrower”), the Lenders signatory parties thereto and MidFirst Bank, as the Administrative Agent for the Lenders, and (ii) ratifies, confirms and continues in full force and effect for all purposes that certain Guaranty Agreement from the Guarantor dated as of May 3, 2006, in favor of the Lenders and the Administrative Agent, as an absolute and unconditional guarantee of payment of the Obligations described in the Existing Credit Agreement (as defined in the Third Amendment) and in the Third Amendment (collectively, as hereafter amended, extended, renewed, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), including without limitation the existing Notes issued pursuant to the Second Amendment thereto dated as of July 1, 2008, and the Aggregate Revolving Credit Commitments (currently $75,000,000.00) up to the Aggregate Maximum Revolving Credit Commitment Amounts specified in the Credit Agreement, and including without limitation, all renewals, extensions, replacements, substitutions, consolidations, rearrangements, changes in form or other modifications of any one or more or all of the Notes.

                So executed and delivered to the Administrative Agent for the benefit of the Lenders in Tulsa, Oklahoma, effective as of the 15th day of April, 2009.

Arena Drilling Co., a Texas corporation

By:	/s/ William R. Broaddrick William R. Broaddrick, Chief Financial Officer

ANNEX I

LIST OF PERCENTAGE SHARES AND
MAXIMUM REVOLVING CREDIT AMOUNTS

Name of Lender	Percentage Share	Maximum Revolving Credit Amount
MidFirst Bank	38.3333..%	$28,750,000.00
Compass Bank	38.3333..%	$28,750,000.00
Capital One, N.A.	23.3333..%	$17,500,000.00
TOTAL	100.0000%	$75,000,000.00

NOTE: The foregoing Maximum Revolving Credit Amount of the Lenders is subject in all respects to the Aggregate Maximum Revolving Credit Commitment Amounts of the Lenders and the stipulated Borrowing Base (currently set at and stipulated to be $75,000,000.00).